Exhibit 99.4
UNAUDITED SUPPLEMENTAL NON-GAAP PRO FORMA FINANCIAL MEASURE
Summary of Transaction
On July 11, 2022, NerdWallet, Inc. and its subsidiaries (the Company) completed the acquisition of On the Barrelhead, Inc. (OTB), pursuant to an Agreement and Plan of Merger and Reorganization (the Merger Agreement). The Company accounted for the acquisition of OTB using the acquisition method of accounting in accordance with Accounting Standards Codification 805, Business Combinations, (ASC 805), under U.S. GAAP.
Pro Forma Financial Information
The Company has provided unaudited pro forma condensed combined financial statements prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” in Exhibit 99.3 to the Company’s Current Report of Form 8-K/A filed on August 17, 2022, to which this unaudited supplemental non-GAAP pro forma financial measure is attached.
The unaudited pro forma condensed combined statements of comprehensive income (loss) for the year ended December 31, 2021 and the three months ended March 31, 2022 combine the Company’s historical condensed consolidated statements of operations and of comprehensive loss with OTB’s unaudited statements of income, and assumes the acquisition was completed on January 1, 2021, the first day of the Company’s fiscal year ended December 31, 2021.
The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not intended to present or be indicative of what the results of operations or financial position would have been had the events actually occurred on the dates indicated, nor is it meant to be indicative of future results of operations or financial position for any future period or as of any future date. The actual results of the Company may differ significantly from the results reflected in the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information does not give effect to the potential impact of current financial conditions, or any anticipated revenue enhancements, cost savings or operating synergies that may result from the acquisition.
Unaudited Supplemental Non-GAAP Pro Forma Financial Measure
Adjusted EBITDA
The Company uses Adjusted EBITDA in conjunction with GAAP measures as part of the overall assessment of the Company’s performance, including the preparation of the Company’s annual operating budget and quarterly forecasts, to evaluate the effectiveness of the Company’s business strategies, and to communicate with the Company’s Board of Directors concerning the Company’s financial performance.
The Company defines Adjusted EBITDA as net income (loss) from continuing operations adjusted to exclude depreciation and amortization, interest expense, net, provision (benefit) for income taxes, and further exclude (1) loss (gain) on impairment and on disposal of assets, (2) remeasurement of the embedded derivative in its previously outstanding long-term debt, (3) change in fair value of contingent consideration related to earnouts, (4) deferred compensation related to earnouts, (5) stock-based compensation, and (6) acquisition-related costs.
The above items are excluded from the Company’s Adjusted EBITDA measure because these items are non-cash in nature, or because the amount is not driven by core operating results and renders comparisons with prior periods less meaningful.

The Company believes that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating the Company’s operating results and in comparing operating results across periods. Moreover, the Company has included Adjusted EBITDA in this supplemental pro forma disclosure because it is a key measurement used by the Company’s management internally to make operating decisions, including those related to analyzing operating expenses, evaluating performance, and performing strategic planning and annual budgeting. However, the use of this non-GAAP measure has certain limitations because it does not reflect all items of income and expense that affect the Company’s operations. Adjusted EBITDA has limitations as a financial measure, should be considered as supplemental in nature, and is not meant as a substitute for the related financial information prepared in accordance with GAAP. These limitations include the following:
•Adjusted EBITDA does not reflect interest income (expense) and other gains (losses), net, which include unrealized and realized gains and losses on foreign currency exchange, as well as certain nonrecurring gains (losses);
•Adjusted EBITDA excludes certain recurring, non-cash charges, such as amortization of intangible assets, depreciation of property and equipment, and impairments of assets previously acquired. Although these are non-cash charges, the assets being amortized and depreciated may have to be replaced in the future, and Adjusted EBITDA does not reflect all cash requirements for such replacements or for new capital expenditure requirements;
•Adjusted EBITDA excludes stock-based compensation, including for acquisition-related inducement awards, which has been, and will continue to be for the foreseeable future, a significant recurring expense in the Company’s business and an important part of its compensation strategy; and
•Adjusted EBITDA excludes acquisition-related costs, including acquisition-related retention compensation under compensatory retention agreements with certain key employees, acquisition-related transaction expenses, contingent consideration fair value adjustments related to earnouts, and deferred compensation related to earnouts.
In addition, Adjusted EBITDA as the Company defines it may not be comparable to similarly titled measures used by other companies. Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including net income (loss) and the Company’s other GAAP results.

The Company compensates for these limitations by reconciling pro forma Adjusted EBITDA to pro forma net loss, the most comparable GAAP financial measure, as follows:

	For the Three Months Ended March 31, 2022
	Historical		Transaction Accounting Adjustments	Notes	Pro Forma Combined
(in millions)	NW	OTB
Pro forma net income (loss)	$(10.5)	$1.6	$(4.5)	(A)	$(13.4)
Amortization and depreciation	7.2	—	2.4	(B)	9.6
Stock-based compensation	6.5	—	1.3	(C)	7.8
Acquisition-related retention	—	—	1.2	(D)	1.2
Deferred compensation related to earnouts	0.4	—	—		0.4
Change in fair value of contingent consideration related to earnouts	3.9	—	—		3.9
Interest expense, net	0.2	—	0.8	(E)	1.0
Income tax provision (benefit)	1.2	0.5	(1.2)	(F)	0.5
Pro forma Adjusted EBITDA	$8.9	$2.1	$—		$11.0

Pro forma net income (loss) margin	(8%)	9%			(9%)
Pro forma Adjusted EBITDA margin[1]	7%	11%			7%

	For the Year Ended December 31, 2021
	Historical		Transaction Accounting Adjustments	Notes	Pro Forma Combined
(in millions)	NW	OTB
Pro forma net income (loss)	$(42.5)	$4.6	$(15.7)	(A)	$(53.6)
Amortization and depreciation	27.1	—	11.0	(B)	38.1
Stock-based compensation	17.9	0.1	5.3	(C)	23.3
Acquisition-related retention	—	—	5.6	(D)	5.6
Deferred compensation related to earnouts	2.1	—	—		2.1
Acquisition-related expenses	0.1	—	1.6	(G)	1.7
Change in fair value of contingent consideration related to earnouts	18.1	—	—		18.1
Loss on impairment and on disposal of assets	0.8	—	—		0.8
Interest expense, net	1.3	—	3.4	(E)	4.7
Other gains, net	(2.6)	(0.5)	—		(3.1)
Income tax provision (benefit)	4.8	1.3	(11.2)	(F)	(5.1)
Pro forma Adjusted EBITDA	$27.1	$5.5	$—		$32.6

Pro forma net income (loss) margin	(11%)	12%			(13%)
Pro forma Adjusted EBITDA margin[1]	7%	14%			8%
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(1)Represents pro forma Adjusted EBITDA as a percentage of pro forma revenue.

(A)    Represents transaction accounting adjustments to reflect the Company’s acquisition of OTB assuming the acquisition was completed on January 1, 2021, the first day of the Company’s fiscal year ended December 31, 2021. For further discussion, see Exhibit 99.3 to the Company’s Current Report of Form 8-K/A filed on August 17, 2022, to which this unaudited supplemental non-GAAP pro forma financial measure is attached.
(B)    Represents amortization of definite-lived intangible assets recognized as part of the acquisition of OTB.

(C)    Represents stock-based compensation related to inducement awards granted to employees of OTB who were offered employment with the Company, with the majority of the stock-based compensation related to awards granted to the co-founders of OTB. For further discussion on inducement awards, see Note 1 – Description of the Transaction – Retention Agreements and Inducement Awards in Exhibit 99.3 to the Company’s Current Report of Form 8-K/A filed on August 17, 2022, to which this unaudited supplemental non-GAAP pro forma financial measure is attached.
(D)    Represents compensation expense related to retention agreements with the co-founders and certain other employees of OTB. For further discussion on retention agreements, see Note 1 – Description of the Transaction – Retention Agreements and Inducement Awards in Exhibit 99.3 to the Company’s Current Report of Form 8-K/A filed on August 17, 2022, to which this unaudited supplemental non-GAAP pro forma financial measure is attached.
(E)    Represents interest expense related to the debt drawdown on the Company’s existing credit facility to finance the cash portion of the purchase consideration.
(F)    Represents the income tax effect of the pro forma adjustments, including a tax benefit related to the change in the Company’s existing valuation allowance on deferred tax assets.
(G)    Represents estimated transaction expenses, including for transactions considered separate from the business combination, which are attributable to post-combination expense. These estimated transaction expenses are directly attributable to the acquisition, nonrecurring and are not reflected in the historical financial statements.
Financial Outlook
The Company is not updating financial outlook for the third quarter or full year of 2022, which was published in the earnings press release dated August 4, 2022. The Company is herein providing context for the estimated contribution of the acquisition of OTB and its anticipated impacts on the Company’s third quarter 2022 financial outlook. The Company:
•expects the contribution of the OTB acquisition to be approximately 8-10 points to its overall year-over-year revenue growth during the third quarter of 2022;
•does not expect the OTB acquisition to be accretive to Adjusted EBITDA during the third quarter of 2022 as the Company is ramping integration efforts, and therefore expects that the accretive contribution of the acquisition to its 2022 financial results would occur during the fourth quarter; and
•reiterates that, given the extensive nature of the integration of OTB to the Company’s business following closing of the acquisition, the Company does not anticipate that it will be able to prospectively quantify the acquisition’s contribution to the Company’s revenue and operating income.

Forward-Looking Statements
This Exhibit contains forward-looking statements about the Company and its industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this Exhibit are forward-looking statements, including, but not limited to, the statements in the section titled “Financial Outlook.” In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions. These forward-looking statements include, but are not limited to, statements concerning the Company’s:
•ability to navigate macroeconomic challenges such as market volatility, inflation and an increasing interest rate environment;
•expectations regarding the benefits of the acquisition of OTB, including expected accretive contributions to the Company’s revenue and adjusted EBITDA;
•ability to successfully integrate OTB and achieve expected synergies from this acquisition;
•expectations regarding future financial performance, including total revenue, cost of revenue, Adjusted EBITDA and MUUs;
•ability to grow traffic and engagement on its platform;
•expected returns on marketing investments and brand campaigns;
•expectations about consumer demand for the products on its platform in 2022;
•ability to convert users into Registered Users and improve repeat user rates;
•ability to convert consumers into matches with financial services partners;
•ability to grow within existing and new verticals, including its ability to expand SMB product marketplaces;
•ability to expand geographically;
•ability to build efficient and scalable technical capabilities to deliver personalized guidance and nudge users;
•ability to maintain and enhance its brand awareness and consumer trust;
•ability to generate high quality, engaging consumer resources;
•ability to adapt to the evolving financial interests of consumers;
•ability to compete with existing and new competitors in existing and new market verticals;
•ability to maintain the security and availability of its platform;
•ability to maintain, protect and enhance its intellectual property;
•sufficiency of cash, cash equivalents, and investments to meet its liquidity needs; and
•ability to successfully identify, manage, and integrate any existing and potential acquisitions.
You should not rely on forward-looking statements as predictions or guarantees of future events. The Company has based the forward-looking statements contained in this Exhibit primarily on its current expectations and projections about future events and trends that it believes may affect its business, financial condition and operating results. These forward-looking statements are subject to risks, uncertainties and other factors that may cause actual results or outcomes to be materially different from any future results expressed or implied by these forward-looking statements, including those factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and in other filings the Company makes with the SEC from time to time.
The forward-looking statements made in this Exhibit are made only as of the date hereof. The Company undertakes no obligation to update any forward-looking statements made in this Exhibit to reflect events or circumstances after the date of this Exhibit or to reflect new information or the occurrence of unanticipated events, except as required by law.